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                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our reports with respect to the financial statements of Telecom Southwest Towers Limited Partnership, Telecom Towers Mid-Atlantic Limited Partnership, and Telecom Towers of the West, L.P. included in the Registration Statement and related Information Statement/Prospectus of American Tower Corporation for the registration of 17,737,500 shares of its common stock relating to the merger with OmniAmerica, Inc.

                                          /s/ Gollob, Morgan, Peddy & Co.,
                                           P.C.
                                          -------------------------------------

                                          GOLLOB, MORGAN, PEDDY & CO., P.C.

Tyler, Texas
January 14, 1999

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